Exhibit 99.1

Stacey Dwyer, EVP
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
November 14, 2006

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FOURTH QUARTER AND FISCAL YEAR 2006 RESULTS

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), America’s Builder, the largest homebuilder in the United States, Tuesday (November 14, 2006), reported net income for the fourth quarter ended September 30, 2006 of $277.7 million ($0.88 per diluted share), which included pre-tax charges to cost of sales of $142.0 million ($0.28 per diluted share) of inventory impairments and $57.2 million ($0.11 per diluted share) of write-offs of deposits and pre-acquisition costs related to land option contracts that the Company does not intend to pursue. Earnings for the same quarter of fiscal year 2005 were $563.8 million ($1.77 per diluted share). Fourth quarter consolidated revenue totaled $4.9 billion, compared to $5.1 billion in the fourth quarter of fiscal year 2005. Homes closed totaled 17,261 homes, compared to 18,622 homes in the year ago quarter.

For the fiscal year ended September 30, 2006, net income totaled $1.2 billion ($3.90 per diluted share), which included pre-tax charges to cost of sales of $146.2 million ($0.29 per diluted share) of inventory impairments and $124.7 million ($0.24 per diluted share) of write-offs of deposits and pre-acquisition costs related to land option contracts that the Company does not intend to pursue. Earnings for fiscal year 2005 were $1.5 billion ($4.62 per diluted share). Consolidated revenue for the year totaled $15.1 billion, compared to $13.9 billion for fiscal year 2005. Homes closed totaled 53,099 homes, compared to 51,172 homes in fiscal year 2005.

The Company’s sales order backlog of homes under contract at September 30, 2006 was 18,125 homes ($5.2 billion), compared to 19,244 homes ($5.8 billion) at September 30, 2005. As previously reported, net sales orders for the fourth quarter totaled 10,430 homes ($2.5 billion), compared to 13,950 homes ($3.8 billion) for the same quarter of fiscal year 2005. Net sales orders for fiscal year 2006 totaled 51,980 homes ($13.9 billion), compared to 53,232 homes ($14.6 billion) for fiscal year 2005.

The Company will host a conference call Tuesday, November 14th at 10:00 a.m. EST. The dial-in number is 800-374-9096. The call will also be webcast from www.drhorton.com on the “Investor Relations” page.

Donald R. Horton, Chairman of the Board, said, “Our people produced greater than $1.2 billion in net income and closed more than 53,000 homes. Our employees continue to work very hard during a time when market conditions are challenging in the homebuilding industry.

“We continue to focus on maintaining our strong balance sheet and reducing our inventory. In the September quarter, we reduced our total homebuilding inventory by $662 million, and we reduced our number of homes under construction by approximately 11,000 homes (a 27% reduction), resulting in significant positive cash flows from operations during the quarter. Our shareholders’ equity grew 20% during fiscal year 2006 to $6.5 billion, contributing to our net homebuilding debt to total capitalization of 40.7% at September 30, 2006.”

The Company has expanded its reporting segment disclosures to include six homebuilding reporting regions. The new regions are:

•	Northeast: Delaware, Georgia (Savannah only), Illinois, Maryland, Minnesota, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Virginia and Wisconsin

•	Southeast: Alabama, Florida, and Georgia

•	South Central: Louisiana, Oklahoma and Texas

•	Southwest: Arizona, Colorado, New Mexico, Texas (Lubbock only) and Utah

•	California: California and Nevada (Reno only)

•	West: Hawaii, Idaho, Nevada, Oregon and Washington

This reporting segment expansion has no effect on the Company’s consolidated financial position, results of operations or cash flows for the periods presented.

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, delivering more than 53,000 homes in its fiscal year ended September 30, 2006. Founded in 1978 in Fort Worth, Texas, D.R. Horton has expanded its presence to include 84 markets in 27 states. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of September 30,
	2005	2006
	(In millions)
ASSETS

Homebuilding:
Cash and cash equivalents	$1,111.6	$457.8
Inventories:
Construction in progress and finished homes	3,105.9	4,322.8
Residential land and lots - developed and under development	5,174.3	6,737.0
Land held for development	6.2	182.9
Consolidated land inventory not owned	200.4	100.4

	8,486.8	11,343.1
Property and equipment (net)	107.2	131.4
Earnest money deposits and other assets	756.0	816.4
Goodwill	578.9	578.9

	11,040.5	13,327.6

Financial Services:
Cash and cash equivalents	38.2	129.8
Restricted cash	—	248.3
Mortgage loans held for sale	1,358.7	1,022.9
Other assets	77.4	92.1

	1,474.3	1,493.1

Total assets	$12,514.8	$14,820.7

LIABILITIES

Homebuilding:
Accounts payable	$820.7	$982.3
Accrued expenses and other liabilities	1,196.9	1,143.0
Notes payable	3,660.1	4,886.9

	5,677.7	7,012.2

Financial Services:
Accounts payable and other liabilities	24.0	58.8
Notes payable	1,249.5	1,191.7

	1,273.5	1,250.5

	6,951.2	8,262.7

Minority interests	203.2	105.1

STOCKHOLDERS’ EQUITY
Common stock	3.2	3.2
Additional capital	1,624.8	1,658.4
Retained earnings	3,791.3	4,887.0
Treasury stock (at cost)	(58.9)	(95.7)

	5,360.4	6,452.9

Total liabilities and stockholders’ equity	$12,514.8	$14,820.7

D.R. HORTON, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2005	2006	2005	2006
	(In millions, except per share amounts)
Homebuilding:
Revenues:
Home sales	$4,943.7	$4,702.7	$13,376.6	$14,545.4
Land/lot sales	74.4	95.9	252.0	215.1

	5,018.1	4,798.6	13,628.6	14,760.5

Cost of sales:
Home sales	3,688.7	3,718.9	9,960.6	11,047.8
Land/lot sales	57.2	53.4	162.6	99.6
Inventory impairments and land option write-offs	9.2	199.2	17.1	270.9

	3,755.1	3,971.5	10,140.3	11,418.3

Gross profit:
Home sales	1,255.0	983.8	3,416.0	3,497.6
Land/lot sales	17.2	42.5	89.4	115.5
Inventory impairments and land option write-offs	(9.2)	(199.2)	(17.1)	(270.9)

	1,263.0	827.1	3,488.3	3,342.2

Selling, general and administrative expense	399.8	409.7	1,226.6	1,456.6
Interest expense	4.4	2.8	4.4	17.9
Other (income)/expense	(4.3)	2.5	(15.7)	(11.0)

Operating income from Homebuilding	863.1	412.1	2,273.0	1,878.7

Financial Services:
Revenues	78.6	84.1	235.1	290.8
General and administrative expense	42.5	54.5	147.6	202.2
Interest expense	7.7	12.5	16.8	37.1
Other (income)	(12.9)	(16.6)	(34.9)	(56.9)

Operating income from Financial Services	41.3	33.7	105.6	108.4

Income before income taxes	904.4	445.8	2,378.6	1,987.1
Provision for income taxes	340.6	168.1	908.1	753.8

Net income	$563.8	$277.7	$1,470.5	$1,233.3

Basic:
Net income per share	$1.80	$0.89	$4.71	$3.94

Weighted average number of common shares	312.8	313.1	312.2	312.8

Diluted:
Net income per share	$1.77	$0.88	$4.62	$3.90

Weighted average number of common shares	318.9	314.8	318.1	316.2

Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$66.3	$72.6	$225.0	$237.1

Depreciation and amortization	$13.5	$15.8	$52.8	$56.5

Interest incurred	$80.2	$104.7	$294.1	$380.4

D.R. HORTON, INC.

($’s in millions)

NET SALES ORDERS

	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2005		2006		2005		2006
	Homes	$’s	Homes	$’s	Homes	$’s	Homes	$’s
Northeast	2,191	$563.8	1,487	$366.1	8,296	$2,187.9	7,150	$1,844.1
Southeast	2,065	542.4	1,237	264.7	8,050	2,012.6	7,082	1,753.8
South Central	3,861	633.1	3,504	615.6	12,391	2,068.2	14,682	2,536.4
Southwest	3,115	868.7	2,444	536.3	12,391	3,135.3	11,921	3,071.5
California	1,657	767.5	1,013	484.5	8,171	3,862.9	7,050	3,238.6
West	1,061	378.7	745	265.0	3,933	1,376.5	4,095	1,450.8

	13,950	$3,754.2	10,430	$2,532.2	53,232	$14,643.4	51,980	$13,895.2

HOMES CLOSED

	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2005		2006		2005		2006
	Homes	$’s	Homes	$’s	Homes	$’s	Homes	$’s
Northeast	2,847	$745.8	2,701	$718.3	7,010	$1,802.3	8,142	$2,196.2
Southeast	2,936	676.6	2,432	612.9	7,911	1,800.2	8,053	2,029.4
South Central	4,581	747.9	4,252	731.2	12,737	2,103.9	13,444	2,282.9
Southwest	3,793	922.3	3,845	948.9	11,602	2,672.1	11,235	2,904.0
California	3,044	1,375.2	2,615	1,206.7	7,671	3,533.5	7,884	3,600.8
West	1,421	475.9	1,416	484.7	4,241	1,464.6	4,341	1,532.1

	18,622	$4,943.7	17,261	$4,702.7	51,172	$13,376.6	53,099	$14,545.4

SALES ORDER BACKLOG

	As of September 30,
	2005		2006
	Homes	$’s	Homes	$’s
Northeast	3,894	$1,148.9	2,902	$796.8
Southeast	3,119	909.4	2,148	633.8
South Central	2,975	524.2	4,213	777.8
Southwest	5,068	1,382.8	5,754	1,550.2
California	2,922	1,403.8	2,088	1,041.7
West	1,266	466.1	1,020	384.8

	19,244	$5,835.2	18,125	$5,185.1

The Company’s homebuilding reporting segments consist of operations in the following states:

Northeast: Delaware, Georgia (Savannah only), Illinois, Maryland, Minnesota, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Virginia and Wisconsin

Southeast: Alabama, Florida and Georgia

South Central: Louisiana, Oklahoma and Texas

Southwest: Arizona, Colorado, New Mexico, Texas (Lubbock only) and Utah

California: California and Nevada (Reno only)

West: Hawaii, Idaho, Nevada, Oregon and Washington